Filed Pursuant to Rules 424(b)(2) and (b)(8)

Registration No. 333-281929

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 4, 2024)

explanatory note

This prospectus supplement is being filed solely to add Exhibit 107 (Calculation of Filing Fee Table) to the prospectus supplements of Zeta Global Holdings Corp. dated November 24, 2025 and November 25, 2025.